UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 323-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2025, Unusual Machines, Inc. (the “Company”) entered into a Capital on Demand™ Sales Agreement (the “Agreement”) with JonesTrading Institutional Services LLC (“Jones”), pursuant to which the Company may issue and sell over time and from time to time up to $300,000,000 of shares of the Company’s common stock (the “Shares”).

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through the NYSE American, the trading market for the Company’s common stock, or any other existing trading market in the United States for the Company’s common stock, sales made to or through a dealer other than on an exchange or otherwise, sales made directly to Jones as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Jones will use commercially reasonable efforts to sell on our behalf all the Shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Agreement. Under the Agreement, Jones will be entitled to compensation of 3.0% of the gross proceeds from the sales of the Shares sold under the Agreement. In addition, we have agreed to reimburse Jones for the fees and disbursements of its counsel, in an amount not to exceed $55,000. In addition, we shall reimburse Jones for legal fees of its counsel up to $3,750 for each quarterly due diligence update.

The Shares are being offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2025 and the accompanying base prospectus which is part of the Company’s effective Registration Statement on Form S-3 (No. 333-286413) (the “Registration Statement”) declared effective by the Commission on April 21, 2025. Investors should read the Registration Statement, the base prospectus and the prospectus supplement and all documents incorporated therein by reference.

The Agreement contains representations, warranties and covenants customary for the transactions of this kind. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to the Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the Commission and has been declared effective. Copies of the prospectus supplement and base prospectus relating to the offering may be obtained when available by contacting : JonesTrading Institutional Services LLC, Attention: Equity Capital Markets, 325 Hudson Street, 6th Floor New York, New York 10013; email: ecm@jonestrading.com, or by visiting EDGAR on the Commission’s website at www.sec.gov.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
1.1	Capital on Demand™ Sales Agreement
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: August 29, 2025	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Executive Officer

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